UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2017

Plastic2Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

20 Iroquois Street Niagara Falls, NY	14303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 278-0015

NA

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 — Other Events

Item 8.01 Other Events.

Expiration of Current MOU; Entry in New MOU

As previously reported, Plastic2Oil, Inc. (the “Company”) is party to a Memorandum of Understanding (the “MOU”) with a Southern U.S. company regarding potential licensing of the Company’s technology and a potential sale of the Company’s plastic-to-oil processors. On July 24, 2017, the MOU expired and was not renewed by the parties due to difficulty in obtaining zoning approvals at the designated site. However, the parties continue to pursue joint opportunities for the sale of processors to third parties and on July 28, 2017, they entered into a new Memorandum of Understanding (the “MOU2”) regarding potential licensing of the Company’s technology and a potential sale of the Company’s plastic-to-oil processors at a different site. Unless a definitive agreement is signed on or prior to December 27, 2017, the MOU2 will expire. There can be no assurance that a definitive agreement will be executed prior to expiration of the MOU2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plastic2Oil, Inc.

Dated: August 1, 2017	By:	/s/ Richard Heddle
Richard Heddle
President, Chief Executive Officer,
and Director